UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 2, 2017

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)
3838 West Parkway Boulevard Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 2, 2017, USANA Health Sciences, Inc. (the “Company” or “USANA”) issued a press release announcing its financial results for the first quarter and three months ended April 1, 2017.  The release also announced that the Company will post a document titled “Management Commentary, Results and Outlook” on the Company’s website and that executives of the company would hold a conference call with investors, to be broadcast over the World Wide Web and by telephone and provided access information, date and time for the conference call.  The Company noted that the call will consist of brief remarks by the Company’s management team, before moving directly into questions and answers. A copy of the press release, and the Management Commentary, Results and Outlook, are furnished herewith as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.  These documents will be posted on the Company’s corporate website, www.usanahealthsciences.com.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(c)

On May 2, 2017, the Company announced, effective immediately, that G. Douglas Hekking, 47, has been promoted from Executive Vice President of Finance, a position which he has held since May 2016, to Chief Financial Officer.  Mr. Hekking, 47, joined USANA in 1992 and served the Company in several management positions until March 1996, when he was appointed as Controller.  Mr. Hekking served as Controller from March 1996 until February 2005 when he was appointed as Vice President of Finance. He served as Vice President of Finance until July 2007, when he transitioned to USANA’s operations group and was appointed as Executive Director of Special Projects. He served in this position until May 2011, when he was promoted to Chief Financial Officer.  Mr. Hekking served in this role until December 2012, when he stepped aside to attend to certain family health matters.  In December 2012, Mr. Hekking was appointed as Vice President of Finance and served in this role until May 2016, when he was appointed as Executive Vice President of Finance.  Mr. Hekking received a B.S. in accounting from the University of Utah and an M.B.A. from Brigham Young University.

Mr. Hekking and the Company have agreed on the principal terms of his employment as the Company’s Chief Financial Officer. Mr. Hekking will receive an annual salary of $415,000, which will be reviewed going forward by the Compensation Committee.  He will also continue to be eligible to participate in the Company’s Executive Bonus Plan and receive equity grants under the Company’s 2015 Equity Incentive Award Plan. Mr. Hekking will also be eligible to participate in the Company’s 401(k) plan and to receive medical and other benefits coverage, which is generally available to the Company’s other employees.

Item 7.01	Regulation FD Disclosure.

The information disclosed above under Item 2.02, as well as the exhibits attached under Item 9.01 below are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by USANA Health Sciences, Inc. dated May 2, 2017 (furnished herewith).

99.2	Management Commentary, Results and Outlook provided by USANA Health Sciences, Inc. dated May 2, 2017 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By: /s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial Officer

Date:	May 2, 2017

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by USANA Health Sciences, Inc. dated May 2, 2017 (furnished herewith).

99.2	Management Commentary, Results and Outlook provided by USANA Health Sciences, Inc. dated May 2, 2017 (furnished herewith).